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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-25059 and No. 333-76073 of Applied Graphics Technologies, Inc. on Forms S-8 of our report dated August 4, 1999, relating to the financial statements of Wace Group Plc appearing in this Form 8-K/A of Applied Graphics Technologies, Inc., filed on August 4, 1999.

/s/ Arthur Andersen
Arthur Andersen
Chartered Accountants
London
England
August 4, 1999